SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2008

LEXINGTON REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-12386	13-3717318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
THE LEXINGTON MASTER LIMITED PARTNERSHIP
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50268	11-3636084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

___            Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

___            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 7, 2008, The Lexington Master Limited Partnership (the “Partnership”), an operating partnership subsidiary of Lexington Realty Trust (the “Trust”), WRT Realty L.P. (“WRT”) and WRP Management LLC entered into an amendment to the Amended and Restated Limited Liability Company Agreement of Concord Debt Holdings LLC (“Concord”).  The amendment reflects the agreement of the Partnership and WRT to increase their respective maximum capital contributions to Concord from $137.5 million to $162.5 million as well as certain changes to the composition of the investment committee of Concord.

The foregoing description is qualified in its entirety by reference to Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of Concord, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.05.            Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

The non-conflicted members of the Board of Trustees of the Trust (including the Chairman of the Nominating and Corporate Governance Committee of the Trust) approved Amendment No. 1 to the Amended and Restated Limited Liability Company Agreement of Concord.  Michael L. Ashner, the Executive Chairman and Director of Strategic Acquisitions of the Trust, is the Chairman and Chief Executive Officer of Winthrop Realty Trust, the parent of WRT, and also partially owns and controls WRP Management LLC.

Item 9.01.            Financial Statements and Exhibits.

(d)          Exhibits

10.1	Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of Concord Debt Holdings LLC, dated as of January 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: January 11, 2008	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

The Lexington Master Limited Partnership

By: Lex GP-1 Trust, its general partner

Date: January 11, 2008	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
President

Exhibit Index

10.1	Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of Concord Debt Holdings LLC, dated as of January 7, 2008.